UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2008

U.S. CANADIAN MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-25523	33-08843633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#161 – 936 Peace Portal Drive Blaine, Washington 98230
(Address of principal executive offices)
Registrant’s telephone number, including area code: 702-357-8722

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

U S Canadian Minerals Inc (the Company) has restated its financial statements for the years ended December 31, 2004 through 2007 as a result of the determination by the Board of Directors post July 20, 2008 that the financial statements for such periods can no longer be relied upon. The restatement follows a recommendation by management that expenses in these previously issued financial statements should be adjusted because: FAS 128 states that the decrease in shares as a result of a reverse stock split or dividend is to be given retroactive recognition as an appropriate equivalent charge for all periods presented. In the original financials the stock split was not retroactively applied, therefore, the restatement of the stock is considered a correction of an error. In addition certifications by management concerning Internal Controls on Financial Reporting needed to be updated to reflect Item 601(b)(31) and to conform with 13(a)-15 and 15(d)-15 Item 308T(a) of Regulation S-B. The Board of Directors of the Company, in the absence of an Audit Committee, consulted with the Company’s independent accountant on the restatement of the 2007 10 KSB/A filed on September 12, 2007.

Section 5 - Corporate Governance and Management

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

U S Canadian Minerals Inc announces effective September 14, 2008 the resignation of Adam Jenn from the position of President, CEO and Director of U S Canadian Minerals. Mr. Jenn has now been contracted as Advisor and Consultant to the Board of Directors of U S Canadian Minerals Inc . Van der Bok Busboom CFO shall continue to serve as CFO and as interim President and CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Canadian Minerals, Inc.

Dated: September 22, 2008	By:	/s/ Van der Bok Busboom
	Name:	Van der Bok Busboom
	Title:	President/CEO